EXHIBIT 10.2

THE EASTERN COMPANY

2020 STOCK INCENTIVE PLAN

AWARD AGREEMENT —

NON-QUALIFIED STOCK OPTIONS

This Award Agreement (this “Agreement”) is made as of ____     , 20__ between THE EASTERN COMPANY, a Connecticut corporation and its division or subsidiary corporations (as such terms are defined in Section 424 of Internal revenue Code of 1986, as amended) (hereinafter called the “Company”) and                            (hereinafter called the “Executive”).

W I T N E S S E T H

WHEREAS, the Board of Directors of the Company has established The Eastern Company 2020 Stock Incentive Plan (the “Plan”) to promote the interests of the Company and its shareholders by providing a method whereby executives and other key employees of the Company may become owners of the Company’s common stock by the exercise of stock options or stock appreciation rights or the grant of shares of restricted stock or restricted stock units or other awards as permitted by the Plan, and thereby increase their proprietary interest in the Company’s business, encourage them to remain in the employ of the Company and increase their personal interest in its continued success and progress; and

WHEREAS, pursuant to Section 6.1 of the Plan, the Compensation Committee of the Board of Directors of the Company (the “Committee”) may from time to time award options to purchase a specified number of shares of common stock, no par value per share, of the Company (the “Stock”) at a specified price during a specified period of time; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to award, on a contingent basis, the options described in this Agreement to the Executive as an inducement for the Executive to remain in the service of the Company), and as an incentive for extraordinary efforts during such service:

NOW, THEREFORE, it is agreed as follows:

1)      Option Award.  Concurrently with the execution of this Agreement, subject to the terms and conditions set forth in the Plan and this Agreement, the Company hereby grants to the Executive non-qualified stock options to purchase x,xxx shares of Stock (“Options”), with an “Exercise Price Per Option” of $xx.xx per share of Stock.  The Options have been granted as of the date hereof and shall terminate on [DATE] (the “Expiration Date”), subject to earlier termination as provided herein and in the Plan.  Upon the termination or expiration of the Options, all rights of the Executive in respect of the Options hereunder shall cease.  Subject to the provisions of the Plan and this Agreement, the Options shall vest in accordance with Section 2 below.

2)      Performance Goals and Vesting Dates.

a)      Vesting Dates. The Options shall vest and become exercisable [DATE], [DATE] and [DATE] (the “Vesting Dates” and each, a “Vesting Date”) as set forth on Appendix A hereto, provided that the Executive remains an employee of the Company on the applicable Vesting Date and based on (i) the Company’s achievement of the performance thresholds set forth on Appendix A and (ii) a Relative TSR Multiplier based on the Company’s total shareholder return for the applicable performance period compared to the Russell Top 2000 Value Index for the same period, as further described on Appendix A.

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b)      Vesting upon a Change in Control.  Notwithstanding the provisions of Section 2(a), upon a Change in Control of the Company on or before the applicable Vesting Date, one hundred percent (100%) of the unvested Options shall vest and become exercisable pursuant to this Agreement as of immediately prior to the Change in Control, provided that the Options have not previously been forfeited pursuant to Section 2(c) below or Section 4.

For purposes of this Section 2(b), a Change in Control shall mean:

(i)                 The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the outstanding securities of the Company (the “Outstanding Voting Securities”); provided, however, that for purposes of this Section 2(b)(i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of Section 2(b)(iii); or

(ii)               Individuals who, as of the date of this Agreement, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual who becomes a director subsequent to the date of this Agreement and whose election, or nomination for election, by the shareholders of the Company was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

(iii)             Consummation of a reorganization, merger, consolidation, or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”) unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than eighty percent (80%) of the combined voting power of the then outstanding voting securities of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the

Company or all or substantially all of the assets of the Company either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to  such  Business  Combination, of the Outstanding Voting Securities;  (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination; and (C) at least a majority of the members of the governing board of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Business Combination; or

(iv)             Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

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c)      Forfeiture.  If the Executive is not entitled to exercise the Options to cause the issuance of shares of the Stock pursuant to this Section 2 on or before the applicable Expiration Date, then Executive’s rights to exercise the Options to cause the issuance and grant of such shares shall automatically be forfeited, and the Executive shall have no rights with respect to such shares.

3)      Manner of Exercise.  The Executive may exercise the Options (or any portion thereof), to the extent vested and exercisable, solely by submitting to the Company a notice of exercise in a form designated by the Company, specifying the exercise date and the number of shares of Stock to be purchased pursuant to such exercise, and with such exercise conducted otherwise in accordance with Section 6.1(e) of the Plan, including by directing the Company to withhold shares of Stock to which the Executive is entitled as a result of the exercise of the Options, and subject to Section 12 below.

4)      Termination of Employment.  Subject to the condition that no Options may be exercised in whole or in part after the Expiration Date:

(i)                 upon the termination of the Executive’s employment with the Company other than by reason of death, the Executive may, within three months after the date of such termination, exercise such option in whole or in part to the extent it was exercisable (or became exercisable) at the time of the Executive’s termination of employment, and after such three month period the right to exercise the Option shall cease; provided, however, that: (A) if such termination is due to Disability (as defined in in Treasury Regulation Section 1.409A-3(i)(4)(i)), such three month period shall be extended to twelve (12) months; and (B) if such termination is due to retirement at or after attaining age sixty-five (65), such three month period shall be extended to twelve (12) months; and

(ii)              upon the death of Executive, either prior to the termination of Executive’s employment with the Company or within the three month or twelve (12) month period referred to in Section 4(i) above, the Executive’s estate (or the person or persons to whom the Executive’s rights under the Options are transferred by will or the laws of descent and distribution) may, within twelve (12) months after the date of the Executive’s death, exercise the Options in whole or in part to the extent they were exercisable (or became exercisable) at the time of his or her death, and after such twelve (12) month period the right to exercise the Options shall cease.

For purposes of this Agreement, the Executive’s employment with the Company shall not be deemed to have terminated if the Executive is on a bona fide leave of absence that was approved by a member of the Company in writing in advance, provided that the terms of the leave of absence or applicable law require the Executive to be credited with service with such member of the Company during the leave of absence. Notwithstanding the above, the Executive’s employment with the Company shall be deemed to have terminated when the approved leave of absence ends if the Executive does not immediately return to active employment with a member of the Company. The Committee shall have the sole discretion to determine which leaves of absence will count for this purpose, and when the Executive’s employment with the Company shall be deemed to have terminated.

5)      Issuance of Stock Certificates.

a)      Within a reasonable period of time after the exercise of the Options, the Company shall issue in the name of the Executive book-entry shares representing the shares of Stock underlying the exercised Options.

b)      Upon the issuance of a certificate or certificates representing shares of Stock in accordance with the provisions of Section 5(a), the Executive shall thereupon be deemed to be a shareholder with respect to all of the shares of Stock represented by such certificate or certificates. The Executive shall thereafter have, with respect to such shares, all of the rights of a shareholder of the Company (including the right to vote the shares of Stock and the right to receive any cash or stock dividends on such Stock).

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6)      Award Provisions.  The Options may only be exercised in accordance with the terms of the Plan and the administrative procedures established by the Company and/or the Committee from time to time and may be exercised at such times permitted by the Company in its sole discretion.

7)      Adjustment of Shares of Stock.

a)      If through, or as a result of, any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, but excluding issuance of shares of stock as the result of incentive compensation or other customary remuneration: (i) the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to shares of Stock or other securities, then the aggregate number of shares of Stock subject to the Options shall be proportionately adjusted.

b)      Any adjustments under this Section 7 will be made by the Compensation Committee of the Company, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares or Options to purchase fractional shares of Stock will be issued on account of any such adjustments.

c)      The grant of the Options and the issuance of  Stock thereunder shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate, or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

8)      Assignment. This Agreement may not be assigned, transferred, pledged or hypothecated in any way (whether by operation of law or otherwise) other than by will or the laws of descent and distribution and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge or hypothecation of this Agreement which is contrary to the provisions hereof, and any levy upon, attachment of or similar process with respect to this Agreement, shall be null and void and without effect. The Company shall have the right to terminate this Agreement, in the event of any such assignment, transfer, pledge, hypothecation, levy, attachment or similar process, by notice to that effect to the person then entitled to exercise the Executive’s rights under this Agreement; provided, however, that such a termination of this Agreement shall not prejudice any rights or remedies which the Company may have under this Agreement or otherwise.

9)      Rights of Executive. The Executive shall have no rights as a shareholder with respect to the shares of Stock subject to the Options granted pursuant to this Agreement prior to the exercise of the Options with respect to such shares.

10)  Plan Incorporated. The Eastern Company 2020 Stock Incentive Plan (which was approved by the Company’s shareholders at their annual meeting on April 29, 2020) is incorporated herein and made a part hereof as if fully set forth herein. The Plan and any subsequent amendment thereto shall control in the event there is any conflict between the Plan and this Agreement and as to all such matters as are not covered in this Agreement. In the event the Plan is hereafter amended so as to conflict with any of the terms and provisions hereof or to require the inclusion of additional terms herein, then upon the effective date of said amendment this Agreement shall be deemed amended to fully comply therewith.

11)  Continuance of Employment. Neither the Plan nor the granting of any rights to acquire shares of Stock imposes any obligation on the Company or any parent or subsidiary corporation to continue the employment of the Executive.

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12)  Tax Obligations.  As a condition to the granting of the Options and the exercise thereof, the Executive agrees to remit to the Company or the applicable member of the Company such sum as may be necessary to discharge the Company’s or such member’s obligations with respect to any tax, assessment or other governmental charge imposed on property or income received by the Executive pursuant to this Agreement and the Options by either (i) tendering a cash payment, (ii) delivering to the Company or the applicable member of the Company previously owned and unencumbered shares of Stock, or (iii) authorizing the Company to withhold upon any exercise of the Options a sufficient number of shares of Stock to be acquired upon such exercise so as to satisfy any such obligations.

13)   Disputes. Any dispute or disagreement which shall arise under or as a result of, or in any way relate to the interpretation or construction of, this Agreement shall be resolved by the Committee.

14)  Binding Effect. All obligations imposed upon the Executive and all rights granted to the Company hereunder or under the Plan shall be binding upon the Executive’s heirs, legal representatives and successors.

15)      Securities Law Considerations.

a)      The shares of Stock to be issued under the Plan have been registered under the Securities Act of 1933, as amended (the “Securities Act”) on Form S-8. Notwithstanding the above, the Company shall not be obligated to take any other action in order to cause the issuance of the shares of Stock subject to the Options under this Agreement to comply with any law.

b)      The Executive, by accepting this award of the Options and by exercising the Options, does hereby and thereby represent that, by virtue of his position with the Company, the Executive has access to the kind of financial and other information about the Company as would be contained in a registration statement filed under the Securities Act.

c)      The Executive hereby represents, warrants and covenants that:

(i)     The shares of Stock issuable upon exercise of the Options shall be acquired for the Executive’s account for investment only and not with a view to, or for sale in connection with, any distribution of the shares in violation of the Securities Act or any rule or regulation under the Securities Act.

(ii)  The Executive has had such opportunity as he has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Executive to evaluate the merits and risks of his investment in shares of Stock.

(iii)                        The Executive is able to bear the economic risk of holding the shares of Stock for an indefinite period.

(iv) The shares of Stock have been registered under the Securities Act on Form S-8. Because the shares were registered, they are not restricted securities for purposes of Rule 144. However, if the Executive is an affiliate of the Company for purposes of Rule 144, the shares will constitute affiliate shares for purposes of Rule 144. According to Rule 144(b)(2), shares owned by an affiliate are subject to the following restrictions of Rule 144: (i) adequate current public information regarding the Company must be available; (ii) the amount of securities sold by the affiliate during a three month period cannot exceed the greater of one percent (1%) of the Company’s issued and outstanding shares of common stock or the average weekly trading volume of the Company’s common stock during the preceding four week period; (iii) the shares must be sold in a broker’s transaction; and (iv) the affiliate must file Form 144 if the shares of common stock of the Company sold during a three month period exceed 5,000 shares or have an aggregate sale price in excess of $50,000.

(v)   The Company may impose restrictions upon the sale, pledge or other transfer of any shares of Stock (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state, or any other law.

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16)  Certain Cutback of Payments. Notwithstanding anything to the contrary in this Agreement, if the acceleration of vesting pursuant to Section 2(b) this Agreement is deemed to constitute a “parachute payment” under Section 280G (“Code Section 280G”) of the Internal Revenue Code of 1986, as amended (the “Code”), then the sum of such parachute payment and any other payments made by the Company to the Executive which are considered parachute payments shall be limited to the greatest amount which may be paid to the Executive under Code Section 280G without causing any loss of deduction to the Company under Code Section 280G, but only if, by reason of such reduction, the Committee reasonably determines that the net after-tax benefit of the Executive shall exceed the net after-tax benefit if such reduction were not made. The Company shall accomplish any such reduction required pursuant to this Section 16 by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first and then by reducing or eliminating any other remaining parachute payments.

17)  Clawback.  The Options granted hereunder, and any shares of Stock issued in respect of the Options granted hereunder, shall be subject to (i) forfeiture or recovery by the Company to the extent required by applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; and (ii) any compensation recovery, “clawback” or similar policy adopted by the Company from time to time, including, without limitation, The Eastern Company Clawback Policy in the Event of Fraud or Misconduct and The Eastern Company Clawback Policy in the Event of a Financial Restatement, each as it may be amended from time to time.

18)  No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Executive’s participation in the Plan, or the Executive’s acquisition or sale of the underlying shares of Stock.  The Executive is hereby advised to consult with the Executive’s own personal tax, legal and financial advisors regarding the Executive’s participation in the Plan before taking any action related to the Plan.

19)  Failure to Enforce Not a Waiver.  The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

20)  Authority.  The Committee shall have full authority to interpret and construe the terms of the Plan and this Agreement.  The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive on all parties.

21)  Code Section 409A.  Although the Company does not guarantee to the Executive any particular tax treatment relating to the Option Award, it is intended that the Option Award be exempt from Section 409A of the Code (“Code Section 409A”), and this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Code Section 409A.  Notwithstanding anything herein to the contrary, in no event whatsoever shall the Company or any of its affiliates be liable for any additional tax, interest or penalties that may be imposed on the Executive by Code Section 409A or any damages for failing to comply with Code Section 409A.

22)  Blackout Periods.  The Executive acknowledges that, from time to time, as determined by the Company in its sole discretion, the Company may establish “blackout periods” during which the Options may not be exercised.  The Company may establish a blackout period for any reason or for no reason.

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23)  Electronic Delivery and Acceptance.  The Company may, in its sole discretion, elect to deliver any documents related to current or future participation in the Plan by electronic means.  The Executive hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

24)  Notices.  Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to (a) the Executive at the last address specified in Executive’s employment records and (b) the Company at 3 Enterprise Drive, Suite 408, Shelton, Connecticut 06484, Attention: Chief Financial Officer, or such other address as the Company may designate in writing to the Executive.

25)  Amendments.  This Agreement may be amended or modified at any time by an instrument in writing signed by the parties to this Agreement.

26)  Severability.  The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

IN WITNESS WHEREOF, this Agreement is effective as of the date first above written.

THE EASTERN COMPANY By: ___________________________ Name: Title: Address: 3 Enterprise Drive, Suite 408 Shelton, CT 06484	EXECUTIVE __________________________________ Name: Address:

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Appendix A

Performance Goals and Vesting

The number of Options which shall vest and become exercisable on each Vesting Date shall be a number of Options for such Vesting Date determined by the Committee in accordance with Section A below (the “Initial Options”), multiplied by the Relative TSR Multiplier determined in accordance with Section B below.  For the avoidance of any doubt, the number of Options which shall vest and become exercisable on the Vesting Date of [DATE] shall not exceed [xx%]; the number of Options which shall vest and become exercisable on the Vesting Date of [DATE] shall not exceed [xx%]; and the number of Options which shall vest and become exercisable on the Vesting Date of [DATE] shall not exceed [xx%];

(A)              The Initial Options shall be determined for each Vesting Date as follows (and shall be the sum of the Initial Options determined in accordance with Section (A)(i) and the Initial Options determined in accordance with Section (A)(ii) for such Vesting Date:

(i)                 Initial Options based on the Company’s earnings before interest, taxes, depreciation, and amortization (“EBITDA”) (50% of the Options):

•         [YEAR] Target: the Initial Options for the Vesting Date of [DATE]             shall be:

•                      if the Company’s EBITDA for the fiscal year ending [DATE] is equal to or greater than [$xx.x million]: [x,xxx] Options.

•                      if the Company’s EBITDA for the fiscal year ending [DATE] is equal to or greater than [$xx.x million] but less than [$xx.x million]: the sum of [x,xxx] Options plus a pro-rata number of Options between ☐ and [xxx] for any portion of the EBITDA achieved for such period that falls between [$xx.x million] and [$xx.x million], based upon linear interpolation between such points.

•                      if the Company’s EBITDA for the fiscal year ending [DATE] is equal to or greater than [$xx.x million] but less than [$xx.x million]: the sum of [x,xxx] Options plus a pro-rata number of Options between [0] and [xxx] for any portion of the EBITDA achieved for such period that falls between [$xx.x million] and [$xx.x million], based upon linear interpolation between such points.

•                      If the Company’s EBITDA for the fiscal year ending [DATE] is less than [$xx.x million]: zero Options.

•         [YEAR] Target: the Initial Options for the Vesting Date of [DATE] shall be:

•                      if the Company’s EBITDA for the fiscal year ending [DATE] is equal to or greater than [$xx.x million]: [x,xxx] Options.

•                      if the Company’s EBITDA for the fiscal year ending [DATE] is equal to or greater than [$xx.x million] but less than [$xx.x million]: the sum of [x,xxx] Options plus a pro-rata number of Options between ☐ and [xxx] for any portion of the EBITDA achieved for such period that falls between $[$xx.x million] and $[$xx.x million], based upon linear interpolation between such points.

•                      if the Company’s EBITDA for the fiscal year ending [DATE] is equal to or greater than [$xx.x million] but less than [$xx.x million]: the sum of [x,xxx] Options plus a pro-rata number of Options between ☐ and [xxx] for any portion of the EBITDA achieved for such period that falls between [$xx.x million] and $[$xx.x million], based upon linear interpolation between such points.

•                      If the Company’s EBITDA for the fiscal year ending [DATE] is less than [$xx.x million]: zero Options.

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•         [YEAR] Target: the Initial Options for the Vesting Date of [DATE] shall be:

•                      if the Company’s earnings before interest, taxes, depreciation, and amortization (“EBITDA”) for the fiscal year ending [DATE] is equal to or greater than [$xx.x million]: [x,xxx] Options.

•                      if the Company’s EBITDA for the fiscal year ending [DATE] is equal to or greater than [$xx.x million] but less than [$xx.x million]: the sum of [x,xxx] Options plus a pro-rata number of Options between ☐ and [xxx] for any portion of the EBITDA achieved for such period that falls between $[$xx.x million] and $[$xx.x million], based upon linear interpolation between such points.

•                      if the Company’s EBITDA for the fiscal year ending [DATE] is equal to or greater than [$xx.x million] but less than [$xx.x million]: the sum of [x,xxx] Options plus a pro-rata number of Options between ☐ and [xxx] for any portion of the EBITDA achieved for such period that falls between [$xx.x million] and [$xx.x million], based upon linear interpolation between such points.

•                      If the Company’s EBITDA for the fiscal year ending [DATE] is less than [$xx.x million]: zero Options

(ii)               Initial Options based on the Company’s return on invested capital (“ROCE”) (50% of the Options):

•         [YEAR] Target: the Initial Options for the Vesting Date of [DATE] shall be:

•                      if the Company’s ROCE for the fiscal year ending [DATE] is equal to or greater than [xx.x%]: [x,xxx] Options.

•                      if the Company’s ROCE for the fiscal year ending [DATE] is equal to or greater than [x.x%] but less than [xx.x%]: the sum of [x,xxx] Options plus a pro-rata number of Options between ☐ and [xxx] for any portion of the ROCE achieved for such period that falls between [x.x%] and [xx.x%], based upon linear interpolation between such points.

•                      if the Company’s ROCE for the fiscal year ending [DATE] is equal to or greater than [x.x%] but less than [x.x%]: the sum of [x,xxx] Options plus a pro-rata number of Options between ☐ and [xxx] for any portion of the ROCE achieved for such period that falls between [x.x%] and [x.x%], based upon linear interpolation between such points.

•                      If the Company’s ROCE for the fiscal year ending [DATE] is less than [x.x]: zero Options.

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•         [YEAR] Target: the Initial Options for the Vesting Date of [DATE] shall be:

•                      if the Company’s ROCE for the fiscal year ending [DATE] is equal to or greater than [xx%]: [x,xxxx] Options.

•                      if the Company’s ROCE for the fiscal year ending [DATE] is equal to or greater than [xx%] but less than [xx%]: the sum of [x,xxx] Options plus a pro-rata number of Options between ☐ and [xxx] for any portion of the ROCE achieved for such period that falls between [xx%] and [xx%], based upon linear interpolation between such points.

•                      if the Company’s ROCE for the fiscal year ending [DATE] is equal to or greater than [x%] but less than [xx%]: the sum of [x,xxx] Options plus a pro-rata number of Options between ☐ and [xxx] for any portion of the ROCE achieved for such period that falls between [x%] and [xx%], based upon linear interpolation between such points.

•                      If the Company’s ROCE for the fiscal year ending [DATE] is less than [x%]: zero Options.

•         [YEAR] Target: the Initial Options for the Vesting Date of [DATE] shall be

•                      if the Company’s ROCE for the fiscal year ending [DATE] is equal to or greater than [xx.x%]: [x,xxx] Options.

•                      if the Company’s ROCE for the fiscal year ending [DATE] is equal to or greater than [xx.x%] but less than [xx.x%]: the sum of [x,xxx] Options plus a pro-rata number of Options between ☐ and [xxx] for any portion of the ROCE achieved for such period that falls between [xx.x%] and [xx.x%], based upon linear interpolation between such points.

•                      if the Company’s ROCE for the fiscal year ending [DATE] is equal to or greater than [x.x%] but less than [xx.x%]: the sum of [x,xxx] Options plus a pro-rata number of Options between ☐ and [xxx] for any portion of the ROCE achieved for such period that falls between [x.x%] and [xx.x%], based upon linear interpolation between such points.

•                      If the Company’s ROCE for the fiscal year ending [DATE] is less than [x.x%]: zero Options.

•         The Committee’s computation of ROCE does not include any potential acquisitions.  The Committee shall compute ROCE by dividing (I) total fiscal year adjusted earnings before interest and taxes by (II) total assets less total current liabilities.

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(B)              The “Relative TSR Multiplier” for each Vesting Date shall be as follows:

Relative TSR Percentile	Relative TSR Multiplier
[xxx] percentile or greater	[xxx]%
[xx] percentile to [xxx] percentile	[xx-xxx]%
[xx] percentile or less	[xx]%

For purposes of this determination, the following terms shall have the meanings specified below:

“Beginning Stock Price” with respect to a company for an applicable Performance Period means the average closing price of such company’s stock for the twenty (20) trading day period ending on and including the last trading day of the Performance Period.

“Ending Stock Price” with respect to a company for an applicable Performance Period means the average closing price of such company’s stock for the twenty (20) trading day period ending on and including the last trading day prior to the start of the Performance Period.

“Performance Period” means (a) with respect to the [DATE] Vesting Date, the Company’s fiscal year ending [DATE], (b) with respect to the [DATE] Vesting Date, the Company’s fiscal year ending [DATE], and (c) with respect to the [DATE] Vesting Date, the Company’s fiscal year ending [DATE].

“Relative TSR Percentile” for the applicable Performance Period means the Company’s TSR relative to the TSR of the Russell Top 2000 Value Index Companies measured as of the last day of the Performance Period and expressed as a percentile.

“Russell Top 2000 Value Index Companies” means all of the companies that are listed on the Russell Top 2000 Value Index, including the Company, on the first day of the applicable Performance Period and remain continuously listed on the Russell Top 2000 Value Index through the Performance Period.

“TSR” with respect to a company as of a given date is calculated as follows and assumes dividends are reinvested on the ex-dividend date:

Ending Stock Price – Beginning Stock Price + Reinvested Dividends

Beginning Stock Price

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